UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed on a Current Report on Form 8-K filed by MicroStrategy Incorporated (the “Company”) with the U.S. Securities and Exchange Commission on May 15, 2012, the Chief Executive Officer of the Company previously established a cash bonus target for 2012 for Douglas K. Thede, Senior Executive Vice President & Chief Financial Officer, in the amount of $525,000 (the “Original Bonus Plan”).

On February 19, 2013, in the course of determining cash bonus awards for executives of the Company with respect to their performance in 2012, the Chief Executive Officer determined a cash bonus award to Mr. Thede in the amount of $550,000 with respect to his performance in 2012. The Chief Executive Officer determined this award based on a subjective evaluation of Mr. Thede’s performance in the context of general economic and industry conditions and Company performance during 2012. The Chief Executive Officer determined this award in lieu of awarding a bonus to Mr. Thede under the Original Bonus Plan with respect to 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	Chairman of the Board of Directors and Chief Executive Officer